Exhibit 23.2

770 E Warm Springs Road
Suite 225
Las Vegas, Nevada 89119

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Marathon Digital Holdings, Inc. and subsidiaries (collectively, the “Company”) for the year ended December 31, 2020 of our report dated March 16, 2021 included in its Registration Statement on Form S-3 (No. 333-252053, 333-241688 and 333-251309) relating to the consolidated financial statements.

RBSM LLP

Las Vegas, NV

March 9, 2022

770 E Warm Springs Road

Suite 225

Las Vegas, Nevada 89119

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Marathon Digital Holdings, Inc. and subsidiaries (collectively, the “Company”) for the year ended December 31, 2020 of our report dated March 16, 2021 included in its Registration Statement on Form S-8 (No. 333-258928, 333-239565 and 333-252950) relating to the consolidated financial statements.

RBSM LLP

Las Vegas, NV

March 9, 2022